Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our:

•  audit report dated February 21, 2011 on the financial statements of China Teletech Limited (fka Stream Horizon Studios, Inc.) as of December 31, 2010 and 2009 and for the years then ended
•  review report dated April 21, 2011 on the financial statements of China Teletech Limited (fka Stream Horizon Studios, Inc.) as of March 31, 2011 and for period then ended
•  audit report dated March 4, 2011 on the consolidated financial statements of China Teletech Limited (fka Sierra Vista Group Limited) as of December 31, 2010 and 2009 and for the years then ended
•  review report dated April 15, 2011 on the consolidated financial statements of China Teletech Limited (fka Sierra Vista Group Limited) as of March 31, 2011 and for period then ended
•  audit report of unaudited pro forma financial statements dated March 4, 2011 on the consolidated financial statements of China Teletech Limited as of December 31, 2010 and for the year then ended
•  review report of unaudited pro forma financial statements dated April 21, 2011 on the consolidated financial statements of China Teletech Limited as of March 31, 2011 and for the period then ended,

in the Registration Statement of China Teletech Limited on Form S-1/A(3) (File No. 333167198).

For the purpose of the aforesaid Form S-1/A, we also consent to the reference of our firm as "Experts" under the Experts' caption, which, in so far as applicable to our firm means accounting experts.

/s/ Samuel H. Wong & Co., LLP
San Mateo, California	Samuel H. Wong & Co., LLP
June 16, 2011	Certified Public Accountants